MOTIENT CORPORATION

                           OFFER TO EXCHANGE SHARES OF
                 SERIES B CUMULATIVE CONVERTIBLE PREFERRED STOCK
                          FOR ALL OUTSTANDING SHARES OF
                 SERIES A CUMULATIVE CONVERTIBLE PREFERRED STOCK

                             CUSIP No. 619908 40 3

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 26, 2005, UNLESS EXTENDED OR EARLIER TERMINATED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXCHANGE OFFER EXPIRATION DATE").

                               October 11, 2005

To Brokers, Dealers, Commercial Banks,
Trust Companies and Other Nominees:

     Motient Corporation is offering each holder of Motient's Series A Cumulative Convertible Preferred Stock ("Series A Preferred") the opportunity to exchange their shares of Series A Preferred for an equal number of shares of Motient's Series B Cumulative Convertible Preferred Stock ("Series B Preferred"). The exchange offer (the "Exchange Offer") is being made upon the and subject to the conditions set forth in the accompanying Company Notice, as amended (the"Company Notice") and the accompanying Letter of Transmittal, as amended (the "Letter of Transmittal," and together with the Company Notice, the "Exchange Offer Documents"). All capitalized terms used herein and not defined shall have the meanings ascribed to them in the Company Notice.

     In connection with the Exchange Offer, Motient is asking you to contact your clients for whom you hold Series A Preferred registered in your name or in the name of your nominee. In addition, we are asking you to contact your clients who, to your knowledge, hold Series A Preferred registered in their own name.

     For forwarding to your clients, we are enclosing the following documents:

    1. The Company Notice, as amended;

    2. The Letter of Transmittal to be used by Holders of Series A Preferred who hold such Series A Preferred in physical form in accepting the Exchange Offer, as amended; and

    3. A letter that may be sent to your clients for whose accounts you hold Series A Preferred registered in your name or in the name of your nominee, with space provided for obtaining clients' instructions with regard to the Exchange Offer, as amended.

      WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE IN ORDER TO OBTAIN THEIR INSTRUCTIONS. PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON WEDNESDAY, OCTOBER 26, 2005, UNLESS EXTENDED OR EARLIER TERMINATED.

      Notwithstanding any other provision hereof, (x) exchange of shares of Series A Preferred accepted for exchange pursuant to the Exchange Offer will in all cases be made only after timely receipt by the Exchange Agent of (i) certificates for, or a timely Book-Entry Confirmation with respect to, such shares of Series A Preferred, (ii) a properly completed and validly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or, in the case of a book-entry transfer, an Agent's Message, and
(iii) any other documents required by the Letter of Transmittal.

      The method of delivery of the shares of Series A Preferred and the related Letter of Transmittal to the Exchange Agent is at the election and risk of Holders. If such delivery is by mail, it is suggested that Holders use properly insured registered mail with return receipt requested and that the mailing be made sufficiently in advance of the Exchange Offer Expiration Date to permit delivery to the Exchange Agent prior to such date. No alternative, conditional or contingent tenders of shares of Series A Preferred and delivery of Letters of Transmittal, will be accepted. Except as otherwise provided in the Company Notice, the delivery will be deemed made when actually received or confirmed by the Exchange Agent.

The tender of shares of Series A Preferred and delivery of Letters of Transmittal, if other than through the ATOP system, should be sent only to the Exchange Agent and not to Motient, DTC or any other person. Delivery of documents to Motient, DTC or any other such person does not constitute delivery to the Exchange Agent.

      Any inquiries you may have with respect to the Exchange Offer, as well as requests for additional copies of the Company Notice, Letter of Transmittal, and other related documents, should be directed to Motient Corporation at the address set forth on the back cover of the Company Notice.

                                                     Very truly yours,

                                                     Motient Corporation


NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF MOTIENT, THE EXCHANGE AGENT OR ANY AFFILIATE OR ANY OF THEM, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR TO MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE EXCHANGE OFFER OTHER THAN THE ENCLOSED DOCUMENTS AND THE STATEMENTS CONTAINED THEREIN.